EXHIBIT 32.1

Certification by the Chief Executive Officer
of
Boardwalk GP, LLC
pursuant to 18 U.S.C. Section 1350
(as adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. Section 1350, the undersigned chief executive officer of Boardwalk GP, LLC hereby certify, to such officer’s knowledge, that the annual report on Form 10-K for the year ended December 31, 2006, (the "Report") of Boardwalk Pipeline Partners, LP (the “Partnership”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the Consolidated Balance Sheets and Statements of Income of the Partnership.

February 23, 2007
/s/ Rolf A. Gafvert
Rolf A. Gafvert
Chief Executive Officer and Director
(principal executive officer)